Exhibit 99.1

Contact
Nabi Investor Relations	Morrow & Co., LLC
301-770-3099	Attn: Joe Mills
www.nabi.com	203-658-9400

The Board of Nabi Biopharmaceuticals Establishes Ratio for Reverse Stock Split

Rockville, MD, October 25, 2012— Nabi Biopharmaceuticals (Nadsaq:NABI) today announced that its board of directors (the “Board”) has established a ratio of one share-for-every six shares of the outstanding common stock for Nabi’s proposed reverse stock split of all outstanding shares of common stock. Nabi anticipates that the reverse stock split will be effective as of 4:59 p.m., Eastern Time, on November 8, 2012 (the “Effective Time”) and will be reflected in the trading price of Nabi common stock at the opening of trading on November 9, 2012.

In connection with the reverse stock split at the established ratio of one-for-six, the number of Nabi shares to be issued in connection with the proposed business combination transaction between Nabi and Biota Holdings Limited (ASX:BTA.AX) will be adjusted so that if the transaction is completed, each ordinary share of Biota capital stock will be transferred to Nabi in exchange for 0.1249630125 of a share of Nabi common stock (not taking into account that Nabi will not issue fractional shares in connection with the reverse stock split and will, instead pay cash in lieu of issuing fractional shares to stockholders of record).

The establishment of the reverse stock split ratio followed the reconvened October 22, 2012 special meeting of Nabi stockholders at which the stockholders adopted an amendment to Nabi’s Restated Certificate of Incorporation to effect a reverse stock split at a specific ratio to be determined by the Board in its sole discretion at one of the following five reverse stock split ratios: one-for-four, one-for-five, one-for-six, one-for-seven and one-for-eight.

No fractional shares of Nabi common stock will be issued in connection with the reverse stock split. A stockholder of record holding a fractional share as a result of the reverse stock split will receive a cash payment (without interest) in lieu of the issuance of any such fractional share equal to (i) such fractional share interest to which the stockholder would otherwise be entitled, after taking into account all shares of common stock then held by the stockholder immediately prior to the Effective Time, multiplied by (ii) the average closing sale price of Nabi common stock for the 10 trading days immediately prior to the Effective Time as officially reported by the Nasdaq Global Select Market.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals, headquartered in Rockville, Maryland, is a biopharmaceutical company that has focused on the development of vaccines addressing unmet medical needs, including nicotine addiction. Its sole product currently in development is NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for the treatment of nicotine addiction and prevention of smoking relapse based on patented technology. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com.

Forward-Looking Statements

Statements set forth above that are not strictly historical are forward-looking statements. You can identify these forward-looking statements because they involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks that are more fully discussed in Nabi’s Annual Report on Form 10-K, as amended, for fiscal year ended December 31, 2011, Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2012 and definitive proxy statement for Nabi stockholders special meeting filed with the SEC on August 7, 2012, as supplemented by the supplement dated September 25, 2012, under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statement” and elsewhere in such documents. We do not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.